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                                                                   EXHIBIT 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Genovese Drug Stores, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the 1984 Employee Stock Option and Stock Appreciation Rights Plan of our report dated March 5, 1996 appearing in the Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the fiscal year ended February 2, 1996.

/s/ Deloitte & Touche LLP
Jericho, New York
June 17, 1996